UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35518		20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

9715 Key West Ave	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable
(Former name or former address, if changed since last report.)

  Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07           Submission of Matters to a Vote of Security Holders.

On June 16, 2025 Supernus Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The definitive proxy statement pertaining to the Annual Meeting was previously filed by the Company with the Securities and Exchange Commission on April 30, 2025. As of the close of business on April 22, 2025, there were 55,989,623 shares of common stock outstanding and entitled to vote. The tabulation of votes for each proposal voted on by the stockholders was as follows:

Proposal 1: Election of Class I Directors, each to serve until the Annual Meeting of the Company in 2028.

Name	Votes For	Votes Withheld	Broker Non-Votes
Carolee Barlow, M.D., Ph.D	46,104,993	1,426,932	2,024,865
Jack A. Khattar	46,511,003	1,020,922	2,024,865

Proposal 2: To approve, on a non-binding basis, the compensation paid to our named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
45,796,936	1,701,777	33,212	2,024,865

Proposal 3: Ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstain	Broker Non-Votes
49,230,498	310,868	15,424	0

Item 9.01                                           Financial Statements and Exhibits.

(d)                                Exhibits

Exhibit 104 — The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: June 17, 2025	By:	/s/ Timothy C. Dec
Timothy C. Dec
Senior Vice President and Chief Financial Officer

3